EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of Robert D. Wright, Chief Executive Officer and President of Potbelly Corporation (the “Registrant”), and Steven Cirulis, Chief Financial Officer of the Registrant, hereby certifies that, to the best of his knowledge on the date hereof:

1.

the Registrant’s Annual Report on Form 10-K, as amended, for the period ended December 29, 2019, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 5, 2020	By:	/s/ Robert D. Wright
Robert D. Wright
Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Steven Cirulis
Steven Cirulis
Chief Financial Officer (Principal Financial Officer)

This certification accompanies this Annual Report on Form 10-K, as amended, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.